UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 20, 2010 (September 16, 2010)

The Hertz Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07541	13-1938568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Brae Boulevard Park Ridge, New Jersey	07656-0713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (201) 307-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 17, 2010, The Hertz Corporation (“Hertz”), entered into an amendment to each of its term loan credit facility (the “Term Facility”) and asset-based revolving loan credit facility (the “ABL Facility”).  The amendments provide, among other things, for additional capacity under the covenants in the credit facilities to incur refinancing and acquisition indebtedness and, in connection with Hertz Global Holdings, Inc.’s (“Hertz Holdings”), Hertz’s ultimate parent company, pending acquisition of Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”), the amendments would facilitate the anticipated divestiture of the Advantage Rent A Car business, carve out a Dollar Thrifty insurance related subsidiary from certain credit agreement restrictions and provide for additional acquisition capacity under the Term Facility. The amendment to the ABL Facility increases the overall letter of credit sublimit and allows for Australian dollar denominated letters of credit.

ITEM 8.01 OTHER EVENTS

Hertz is filing as Exhibits 99.1 and 99.2 hereto separate press releases issued on September 16, 2010 by Hertz Holdings, announcing, respectively, (1) the proposed private offering by Hertz of $300 million in aggregate principal amount of its senior notes due 2018 and (2) the pricing of such offering, the contents of which are incorporated by reference in this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following Exhibits are filed herewith as part of this report:

Exhibit	Description

99.1	Press Release of Hertz Global Holdings, Inc. announcing proposed private offering by The Hertz Corporation of senior notes due 2018, dated September 16, 2010.
99.2	Press Release of Hertz Global Holdings, Inc. announcing pricing of private offering by The Hertz Corporation, dated September 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Elyse Douglas

Name: Elyse Douglas
Title: Executive Vice President and Chief Financial Officer

Date: September 20, 2010